EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 5, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2010 – June 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	-1.5%	-4.1%	7.5%	-2.5%	-2.3%	1.1%	-2.3%	9.7%	-28.6%	-0.2	-0.3
B**	-1.5%	-1.5%	-4.3%	7.0%	-3.1%	-2.9%	0.4%	-2.9%	9.7%	-29.9%	-0.3	-0.4
Legacy 1***	-1.4%	-1.4%	-3.2%	9.4%	-0.5%	-0.3%	N/A	-0.3%	9.6%	-23.7%	0.0	0.0
Legacy 2***	-1.4%	-1.4%	-3.3%	9.3%	-0.7%	-0.6%	N/A	-0.6%	9.6%	-24.4%	0.0	-0.1
Global 1***	-1.5%	-1.5%	-3.1%	9.9%	0.0%	-0.7%	N/A	-0.7%	9.2%	-21.9%	0.0	-0.1
Global 2***	-1.5%	-1.5%	-3.2%	9.8%	-0.2%	-0.9%	N/A	-0.9%	9.2%	-22.4%	-0.1	-0.1
Global 3***	-1.5%	-1.5%	-3.9%	8.3%	-1.8%	-2.6%	N/A	-2.6%	9.2%	-26.2%	-0.2	-0.4

S&P 500 Total Return Index****	-0.7%	-0.7%	2.6%	8.8%	17.8%	17.6%	8.0%	17.6%	11.9%	-16.3%	1.4	2.7
Barclays Capital U.S. Long Gov Index****	-4.2%	-4.2%	-5.0%	5.7%	1.1%	6.1%	6.1%	6.1%	11.9%	-15.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					30%
Energy	6%	Short	Crude Oil	1.4%	Short	6%	Short	Crude Oil	1.4%	Short
			Natural Gas	1.1%	Short			Brent Crude Oil	1.1%	Short
Grains/Foods	15%	Short	Soybeans	2.4%	Short	15%	Short	Soybeans	2.3%	Short
			Corn	2.0%	Short			Corn	1.9%	Short
Metals	10%	Short	Gold	4.3%	Short	9%	Short	Gold	4.2%	Short
			Copper LME	1.2%	Short			Copper LME	1.2%	Short
FINANCIALS	69%					70%
Currencies	23%	Long $	Japanese Yen	5.6%	Short	23%	Long $	Japanese Yen	5.5%	Short
			Euro	3.5%	Short			Euro	3.4%	Short
Equities	35%	Long	S&P 500	4.1%	Long	36%	Long	S&P 500	4.1%	Long
			Nikkei 225 Index	3.1%	Long			Nikkei 225 Index	3.0%	Long
Fixed Income	11%	Long	Eurodollars	2.7%	Long	11%	Long	Eurodollars	2.6%	Long
			U.S. 2-Year Treasury Notes	1.5%	Long			U.S. 2-Year Treasury Notes	1.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell almost 2% after the U.S. Energy Information Administration reported excess domestic supplies.  Beliefs OPEC would announce a continuation to continued excess crude production also forced prices lower.  Natural gas markets finished lower, pressured by a larger-than-expected increase in U.S. inventories.

Grains/Foods
Grains markets rallied sharply due to slow progress planting new crops and on weakness in the U.S. dollar.  Prices in the coffee and sugar markets moved higher after institutional commodity traders liquidated short positions to lock-in profits from recent downtrends.

Metals
Gold prices declined to an 11-week low after last week’s employment report showed the U.S. added more jobs than expected.  An upbeat economic outlook for the Eurozone also put pressure on the precious metals markets.   Copper markets fell because of concerns recent stimulus efforts by the Chinese government will be insufficient to bolster economic growth.

Currencies
The euro rose sharply on early-week reports the Greek government was close to completing a draft proposal to restructure the nation’s debt.  The euro was also supported by increased demand for European assets following recent rallies in Eurozone bond yields.  The Australian dollar rallied after the Reserve Bank of Australia decided to forgo further interest rate cuts.

Equities
U.S. equity markets finished lower after a bullish jobs report fueled speculation the Federal Reserve would raise U.S. interest rates.  European equity prices decreased after a late-week announcement by Greek officials stated they had not come to an agreement on a revised debt deal.

Fixed Income
U.S. Treasury markets fell sharply as last week’s strong U.S. jobs reports signaled a U.S. interest rate hike may be on the horizon.  German Bund markets also fell, under pressure from upbeat economic data and continued views recent European Central Bank stimulus efforts are working.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.